SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934
                           (Amendment No.     )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                               PECO ENERGY COMPANY
      ---------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                     T.D. CUTLER; G.M. PFEIL (PECO ENERGY);
      ---------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     ------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:
     ------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):
     ------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:
     ------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     --------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
     --------------------------------------------------
     3)  Filing Party:
     --------------------------------------------------
     4)  Date Filed:
     --------------------------------------------------

---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              PECO ENERGY COMPANY


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 10, 1996

Dear Shareholder:

     YOU ARE CORDIALLY INVITED TO ATTEND THE 1996 ANNUAL MEETING OF SHAREHOLDERS WHICH WILL BE HELD ON WEDNESDAY, APRIL 10, 1996, AT 9:30 A.M. IN THE LANCASTER/MONTGOMERY ROOM OF THE VALLEY FORGE CONVENTION CENTER, 1200 FIRST AVENUE, KING OF PRUSSIA, PENNSYLVANIA. THE VALLEY FORGE CONVENTION CENTER IS LOCATED APPROXIMATELY TWO MILES NORTHWEST OF THE KING OF PRUSSIA MALL. (SEE MAP AND DIRECTIONS LOCATED ON PAGES 26 AND 27.)

     The purposes of the Meeting are as follows:

     1.   To elect five Class III directors to serve for three-year terms;

     2. To approve the appointment of Coopers & Lybrand L.L.P. as auditors for the year 1996;

     3. To consider and take action on the shareholder proposals beginning on page 22 of the Proxy Statement (if such proposals are presented at the Meeting); and

     4. To transact any other business that may properly come before the Meeting.

     Holders of Common Stock of record at the close of business February 21, 1996, are eligible to vote upon each of the matters listed above. The number of shares indicated on your proxy represents the total number of shares of Common Stock held by you as of February 21, 1996, including any shares held under the Dividend Reinvestment and Stock Purchase Plan.

     At the Meeting, we will present a report on our current operations and future plans, followed by a question and answer period during which we will welcome comments and questions from those present.

     We hope you will indicate your continuing interest in the Company and your support of the Board of Directors by completing, signing and mailing your proxy promptly. In order to have your proxy voted, please allow the postal service sufficient time to return your proxy prior to the meeting date of April 10, 1996.

         K. K. COMBS                              J. F. PAQUETTE, JR.
         CORPORATE SECRETARY                      CHAIRMAN OF THE BOARD


Philadelphia, Pennsylvania
March 4, 1996

                               PECO ENERGY COMPANY
                               2301 MARKET STREET
                                 P. O. BOX 8699
                      PHILADELPHIA, PENNSYLVANIA 19101-8699

                                 PROXY STATEMENT

     The accompanying proxy, solicited by the Board of Directors, may be revoked by the shareholder at any time prior to its exercise by attending the Meeting and voting in person, by notifying the Corporate Secretary in person or in writing, or by filing a later-dated proxy. If the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. If no choice is specified, the proxy will be voted as set forth below.

     The approximate date on which this Proxy Statement and proxy are being sent to shareholders is March 4, 1996. The solicitation of proxies generally will be by mail. The Company has engaged the firm of Morrow & Co. to solicit proxies on its behalf at a cost of approximately $35,000; however, some personal solicitation may be conducted by Company employees. The Company will bear all costs of solicitation together with the expenses of banks and brokers which, at the Company's request, will forward proxies to beneficial owners of shares held of record by such banks and brokers.

     On February 21, 1996, the Company had outstanding 222,510,287 shares of Common Stock. Record holders of Common Stock as of that date are entitled to one vote per share on all matters presented to the Meeting.

                                 *     *     *

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors presently consists of fifteen members, divided into three equal classes of five directors. The terms of the classes are staggered so that the term of a class expires at each Annual Meeting.

     The terms of the five directors in Class III are scheduled to expire at the April 10, 1996 Annual Meeting. These directors are being nominated for reelection at the Meeting.

     If one or more of these nominees becomes unable or unwilling to serve at the time of the Meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominee(s) designated by the Board of Directors or, if none, the size of the Board of Directors will be reduced accordingly. The Board of Directors does not anticipate that any nominee will be unavailable or unable to serve.

     The election of directors requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. Shares represented by properly executed proxies will be voted for the five Class III nominees listed below unless otherwise specified on a shareholder's proxy card. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named.


                         EQUITY SECURITIES BENEFICIALLY
                           OWNED ON DECEMBER 31, 1995
                         ------------------------------
                                                               NUMBER OF COMMON SHARES
                                                 -----------------------------------------------
     NOMINEES FOR DIRECTOR                       BENEFICIALLY OWNED   ACQUIRABLE (A)       TOTAL
------------------------------------------------------------------------------------------------
CLASS III -- TERM EXPIRING IN 1999
     M. WALTER D'ALESSIO                                   898             11,000         11,898
     JAMES A. HAGEN                                      1,306 (B)          8,000          9,306
     JOSEPH C. LADD                                        637             11,000         11,637
     KINNAIRD R. McKEE                                     779 (C)          6,000          6,779
     RONALD RUBIN                                        1,277 (B)         11,000         12,277

     INCUMBENT DIRECTORS
-------------------------------------------
CLASS I -- TERM EXPIRING IN 1997
     RICHARD G. GILMORE                                  1,353 (B)(C)       3,000          4,353
     RICHARD H. GLANTON                                  1,596              3,000          4,596
     JOSEPH J. McLAUGHLIN                                3,060 (B)         11,000         14,060
     CORBIN A. McNEILL, JR.                              6,205 (B)        248,500        254,705
     ROBERT SUBIN                                        1,160              5,000          6,160
CLASS II -- TERM EXPIRING IN 1998
     SUSAN W. CATHERWOOD                                 1,277             11,000         12,277
     NELSON G. HARRIS                                    3,780 (B)         11,000         14,780
     EDITHE J. LEVIT                                     3,816             11,000         14,816
     JOHN M. PALMS                                         833              6,500          7,333
     JOSEPH F. PAQUETTE, JR.                            33,433 (B)        240,000        273,433

     OTHER EXECUTIVE OFFICERS
-------------------------------------------
     WILLIAM L. BARDEEN                                  8,055             55,000         63,055
     JAMES W. DURHAM                                    11,179             90,000        101,179
     DICKINSON M. SMITH                                  4,269            144,753        149,022
     KENNETH G. LAWRENCE                                 2,710             58,000         60,710

All current executive officers and directors
     as a group (38 persons)                           125,767 (D)      1,723,924      1,849,691


-------------------


NOTE A--Shares  which may be acquired  within 60 days upon the exercise of stock options granted under the Company's Long-Term Incentive Plan
NOTE B--Does not include an aggregate of 575,193 shares of Common Stock held under PECO Energy Company's Service Annuity Plan. Messrs. Gilmore, Hagen, Harris, McLaughlin, McNeill, Paquette and Rubin are members of the Executive Committee which monitors the investment policy and performance of the investments under the Plan. For a more detailed description of the Executive Committee, see "Audit, Compensation, Executive, Nominating, Nuclear and Ad Hoc Finance Committees" section beginning on page 7.
NOTE C--In  addition,  Admiral  McKee and Mr.  Gilmore  own 600 and 200  shares, respectively, of 9% Cumulative Monthly Preferred Securities (MIPS).
NOTE D--Beneficial ownership represents less than one percent of the shares of Common Stock outstanding.

                                 *     *     *

                  BUSINESS BACKGROUND OF NOMINEES AND DIRECTORS


NOMINEES FOR DIRECTOR -- TERMS EXPIRING IN 1999


   ------------      M.  Walter  D'Alessio,  age 62, was elected to the Board of
   |          |      Directors  in 1983.  Since  1982,  Mr.  D'Alessio  has been
   |          |      President  and Chief  Executive  Officer of Legg Mason Real
   |[Photo of | Estate Services (previously Latimer & Buck, Inc.), |M. Walter| commercial mortgage banking and pension fund advisors. He |D'Alessio]| also is a director of the Philadelphia Stock Exchange and
   |          |      Pennsylvania Blue Shield.
   ------------


   ------------      James  A.  Hagen,  age 63,  was  elected  to the  Board  of
   |          |      Directors in 1990.  From May 1989 to March 1995,  Mr. Hagen
   |          |      served as Chairman,  President and Chief Executive  Officer
   |[Photo of | of Conrail. He is currently Chairman of the Board of |James A. | Directors of Conrail. Mr. Hagen is also a director of Penn
   |  Hagen]  |      Mutual Life Insurance Company.
   |          |
   ------------


   ------------      Joseph  C.  Ladd,  age 69,  was  elected  to the  Board  of
   |          |      Directors  in 1977.  Mr.  Ladd served as  President,  Chief
   |          |      Executive  Officer and  Director  of  Fidelity  Mutual Life
   |[Photo of | Insurance Co. from 1971 to 1984. He served as Chairman of |Joseph C.| the Board and Chief Executive Officer of Fidelity Mutual | Ladd] | Life Insurance Co. until 1989 and as Chairman of the Board
   |          |      from  1989  to  1992.  Mr.  Ladd  also  is  a  director  of
   ------------      Philadelphia Suburban Corporation.


   ------------      Kinnaird  R.  McKee,  age 66,  was  elected to the Board of
   |          |      Directors in 1989. In 1988,  Admiral McKee retired from the
   |          |      U.S.  Navy.  From 1982 until 1988,  he served as  Director,
   |[Photo of | Navy Nuclear Propulsion. His career included service as | Kinnaird | Director of Naval Warfare, Commander of the U.S. Third | R. McKee]| Fleet, and Superintendent, U.S. Naval Academy. He also is a
   |          |      director of Entergy Corporation.
   ------------

   ------------      Ronald Rubin, age 64, was elected to the Board of Directors
   |          |      in 1988. From 1976 to 1992, Mr. Rubin was a General Partner
   |          |      of Richard I. Rubin & Co. Inc.,  a real estate  development
   |[Photo of | and management company. In 1992, that organization became | Ronald | The Rubin Organization, Inc. and he became its Chief
   |  Rubin]  |      Executive Officer.
   |          |
   ------------


INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1997

   ------------      Richard G. Gilmore,  age 68, was first elected to the Board
   |          |      of Directors in 1979.  In 1983,  he resigned from the Board
   |          |      when he accepted  the  position of Finance  Director of the
   |[Photo of | City of Philadelphia. At that time, he was also Vice |Richard G.| President and Treasurer of The Girard Company (now Mellon | Gilmore] | Bank Corporation) and Executive Vice President and
   |          |      Treasurer of Girard Bank, its  subsidiary,  by which he had
   ------------      been employed  since 1972. He resigned from the position of
                     Finance Director in December 1985, at which time he was reelected to the Board. In 1986, he was elected Senior Vice
                     President,  Finance  and  Chief  Financial  Officer  of the
                     Company and served until 1991 when he retired. Mr. Gilmore also is a director of CSS Industries, Inc. and a member of the Board of Trustees of seventeen Legg Mason (or their subsidiary) mutual funds.


   ------------      Richard H.  Glanton,  age 49,  was  elected to the Board of
   |          |      Directors in 1991. Since 1987, he has been a partner of the
   |          |      law firm of Reed Smith Shaw & McClay. He also is a director
   |[Photo of | of General Accident Insurance Company of North America, |Richard H.| Philadelphia Suburban Corporation and Philadelphia Suburban | Glanton] | Water Company and President of the Barnes Foundation. See
   |          |      footnote 1 on page 6.
   ------------


   ------------      Joseph J.  McLaughlin,  age 68, was elected to the Board of
   |          |      Directors  in 1974.  In 1974,  Mr.  McLaughlin  was elected
   |          |      President  and Chief  Executive  Officer of the  Beneficial
   |[Photo of |      Mutual  Savings  Bank.  He retired from those  positions in
   |Joseph J. |      1993.  He  also  is a  director  of the  Beneficial  Mutual
   |McLaughlin|      Savings Bank and Paper Manufacturers Company.
   |          |
   ------------

   ------------      Corbin A. McNeill, Jr., age 56, was elected to the Board of
   |          |      Directors in 1990. From 1985 to 1987, Mr. McNeill served as
   |          |      Vice President,  Nuclear,  Public Service  Electric and Gas
   |[Photo of |      Company.  In 1987, he was appointed  Senior Vice President,
   |Corbin A. | Nuclear, Public Service Electric and Gas Company. In 1988, | McNeill] | he was named the Company's Executive Director, Nuclear, on
   |          |      loan from Public  Service  Electric  and Gas  Company,  and
   ------------      later was elected Executive Vice President, Nuclear, of the
                     Company.  In  1990,  he was  elected  President  and  Chief
                     Operating Officer.  In 1995, Mr. McNeill was elected to the
                     additional   position  of  Chief  Executive  Officer.   See
                     footnote 2 on page 6.


   ------------      Robert Subin, age 57, was elected to the Board of Directors
   |          |      in 1994.  In 1988,  Mr.  Subin was elected  Corporate  Vice
   |          |      President of Campbell Soup Company.  In May 1990, he became
   |[Photo of | Vice President--Grocery Sector, Campbell North America, and | Robert | was then promoted to Executive Vice President,
   |  Subin]  |      International Division in November 1990. In 1992, Mr. Subin
   |          |      was named President,  Campbell Europe/America Division and,
   ------------      in  1993,  was  named  President,  International  Specialty
                     Foods.  In  August  1994,  he  was  appointed  Senior  Vice
                     President of Campbell Soup Company,  President,  Bakery and
                     Confectionery Division. In 1995, he was appointed to his present position, Senior Vice President--Finance, Campbell
                     Soup Company.


INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1998

   ------------      Susan W.  Catherwood,  age 52, was  elected to the Board of
   |          |      Directors in 1988. From 1978 to 1984,  Mrs.  Catherwood was
   |          |      Program  Coordinator  for the Academy of Music  Anniversary
   |[Photo of | Concerts. From 1982 to 1991, she was Chairman, Board of | Susan W. | Overseers, University Museum, University of Pennsylvania. |Catherwood| In 1991, she became Chairman, Trustee Board, University of
   |          |      Pennsylvania  Medical  Center and Health  System  (formerly
   ------------      University of Pennsylvania  Medical Center).  She also is a director of The Glenmede  Corporation,  The Glenmede  Trust
                     Company, and the Glenmede Trust Company of New Jersey.

   ------------      Nelson  G.  Harris,  age 69,  was  elected  to the Board of
   |          |      Directors  in 1989.  From  1981 to  1991,  Mr.  Harris  was
   |          |      President  and  Chief  Executive  Officer  of Tasty  Baking
   |[Photo of | Company, a diversified company engaged in the manufacture |Nelson G.| and distribution of food products. In 1991, Mr. Harris was | Harris] | elected Chairman and Chief Executive Officer of Tasty
   |          |      Baking  Company.  In 1992, he retired as Chairman and Chief
   ------------      Executive  Officer and was elected Chairman of Tasty Baking
                     Company's  Executive  Committee.   Mr.  Harris  also  is  a
                     director and Vice Chairman of American Water Works Company,
                     Inc. and a director of CoreStates Financial Corporation and Tasty Baking Company.


   ------------      Edithe J. Levit,  M.D., age 69, was elected to the Board of
   |          |      Directors in 1980.  Dr.  Levit is President  Emeritus and a
   |          |      life member of the National Board of Medical Examiners,  an
   |[Photo of | independent, non-profit agency providing evaluation | Edithe J.| services for the medical profession. Prior to 1987, she was
   |  Levit]  |      President and Chief Executive Officer of that agency.
   |          |
   ------------


   ------------      John  M.  Palms,  age  60,  was  elected  to the  Board  of
   |          |      Directors in 1990.  From 1982 to 1988,  Dr. Palms served as
   |          |      Vice President for Academic Affairs at Emory University. In
   |[Photo of | 1988, he became a Charles Howard Chandler Professor of | John M. | Physics at Emory University. Dr. Palms was elected | Palms] | President of Georgia State University in 1989, and in 1991
   |          |      was elected  President of the University of South Carolina.
   ------------      He also is a  director  of  Fortis  Holdings  Inc.,  Policy
                     Management System Corporation, a trustee of the Institute for Defense Analysis, and a member of the Advisory Council for the Institute of Nuclear Power Operations (INPO).


   ------------      Joseph F.  Paquette,  Jr., age 61, was elected to the Board
   |          |      of Directors  and  President,  Chief  Operating  Officer in
   |          |      March 1988. In April 1988,  he was elected  Chairman of the
   |[Photo of | Board and Chief Executive Officer. In 1995, he stepped down | Joseph F.| from the position of Chief Executive Officer. He is also a | Paquette]| director of Associated Electric & Gas Insurance Services
   |          |      Limited,  Meridian  Bankcorp,  Inc., and Meridian Bank. See
   ------------      footnote 2 below.



(1) Richard H. Glanton is a partner of the law firm of Reed Smith Shaw & McClay, which provided legal services to the Company during 1995.

(2) On April 12, 1995, the Board of Directors elected Corbin A. McNeill, Jr. to the additional position of Chief Executive Officer. Joseph F. Paquette, Jr. will continue as Chairman of the Board and Chairman of the Executive Committee until his retirement in 1997.


                                 *     *     *

MEETINGS OF DIRECTORS

     The total number of regular and special meetings of the Board of Directors during 1995 was eleven. Each director attended more than seventy-five percent of the meetings of the Board and the meetings of committees of which he or she was a member.


                                 *     *     *

AUDIT, COMPENSATION, EXECUTIVE, NOMINATING, NUCLEAR, AND AD HOC FINANCE
COMMITTEES

     The Audit Committee consists of S. W. Catherwood (Chairman), M. W. D'Alessio, J. C. Ladd, E. J. Levit and K. R. McKee. The Committee meets quarterly. At each meeting, the Company's internal auditor reports on completed audits and the audit program. During the year, the Committee meets with the Company's independent auditors to review their audit of the consolidated financial statements; to review the auditors' Report to Management for the preceding year; to review their plans for conducting the audit for the current year; to approve their services and fees; and to be informed of proposed or new accounting practices. The Audit Committee met four times during 1995.

     The Compensation Committee consists of J. A. Hagen (Chairman), N. G. Harris, J. C. Ladd, R. Rubin and R. Subin. The Committee meets as necessary on the call of the Chairman of the Committee. The Committee makes decisions pertaining to compensation for the positions of Director, Chairman, Chief Executive Officer, President, Senior Vice President and Vice President. These decisions, except for certain decisions under the Long-Term Incentive Plan, are reviewed by the full Board. The Committee also reviews and monitors management development programs for officers and employees. The Compensation Committee met three times during 1995.

     The Executive Committee consists of J. F. Paquette, Jr. (Chairman), R. G. Gilmore, J. A. Hagen, N. G. Harris, J. J. McLaughlin, C. A. McNeill, Jr. and R. Rubin. The Committee meets quarterly. During intervals between meetings of the Board of Directors, the Executive Committee may exercise all powers of the Board of Directors in the management of all affairs of the Company. This Committee also has fiduciary responsibilities associated with the Company's Service Annuity Plan, including setting and monitoring the investment policy and reviewing the transactions and performance of the investment managers. The Executive Committee met four times during 1995.

     The Nominating Committee consists of M. W. D'Alessio (Chairman), S. W. Catherwood, R. H. Glanton and J. M. Palms. The Committee recommends to the Board of Directors candidates for election to the Board of Directors, with such candidates to be sought from an appropriate variety of sources such as those with managerial experience as business executives or with suitable academic or scientific backgrounds. While the Committee normally expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees at the 1997 Annual Meeting of Shareholders if such recommendations are submitted in writing to the Corporate Secretary at the address set forth on page 1. The determination of nominees recommended by the Committee is within the sole discretion of the Committee, and the final selection of nominees is within the sole discretion of the Board of Directors. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The Company's bylaws do not permit shareholders to nominate candidates from the floor at the Annual Meeting without prior notification to the Corporate Secretary. Any such notification would have to include certain information detailed in the Company's bylaws. Shareholders who desire to nominate a candidate from the floor at the 1996 Annual Meeting should contact the Company's Corporate Secretary, Ms. K. K. Combs. Nominations must be received 14 calendar days prior to the Annual Meeting (March 27, 1996). The Nominating Committee met once during 1995.

     The Nuclear Committee consists of J. M. Palms (Chairman), R. G. Gilmore, E.
J. Levit, K. R. McKee and J. J. McLaughlin. The Committee was established in 1987 to assist the Board of Directors in the proper discharge of the Board's responsibilities for oversight of the nuclear operations of the Company. The Nuclear Committee met nine times during 1995.

     The Ad Hoc Finance Committee was established in 1994 to assist management in reviewing financial and other opportunities. The Committee consists of R. G. Gilmore (Chairman), M. W. D'Alessio and J. C. Ladd. The Committee met five times during 1995.


                                 *     *     *

REMUNERATION OF DIRECTORS

     Directors who are not officers of the Company are remunerated as set forth below and are reimbursed expenses, if any, for attendance at meetings:

         $21,000    annual Board retainer
         $ 1,000    per meeting attended
         $ 2,000    annual retainer for Chairmanship of Audit, Nuclear and
                    Special Committees
         $ 1,000    annual retainer for Chairmanship of Compensation,
                    Ad Hoc Finance and Nominating Committees

     In addition to the remuneration stated above, directors who are not officers of the Company receive options for 5,000 shares of the Company's Common Stock when first elected to the Board, and receive options for 3,000 shares at each three-year anniversary of their election.

     Directors who are also officers of the Company do not receive directors' fees.

     The Company has an unfunded Deferred Compensation Plan for non-officer directors which permits such directors to defer all or a portion of their remuneration. Amounts deferred will be credited with interest, compounded quarterly, equal to the average prime commercial lending rate of The Chase Manhattan Bank, N.A., in effect on the 15th day of each month, plus one-half of one percent. The amounts deferred and the interest credited thereon are unfunded obligations of the Company and may not be distributed to the participant (except to meet a financial hardship) until that person ceases to be a director, retires, or reaches age 65.

     The Company also has a retirement plan for directors. Benefits under the plan are based upon years of service as a non-employee director. A minimum of five years of service as a non-employee director is required to be entitled to benefits. Unless a director selects early retirement, benefit payments will commence at the age of 70 and will be paid quarterly for life and cease upon death. The annual pension payable at normal retirement will be equal to 50% of the annual Board retainer at the time of retirement for five full years of service, with an additional 10% for each additional full year of service up to ten years. For ten or more years of non-employee director service, a director is entitled to 100% of the annual retainer at the time of retirement.

                                 *     *     *

                        EXECUTIVE COMPENSATION DISCLOSURE

     The following three tables show information relating to the Chief Executive Officers (Messrs. Paquette and McNeill) and the four most highly compensated executive officers during the calendar year 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                                         ALL OTHER
                                                                                                                        COMPENSATION
                                                 ANNUAL COMPENSATION                    LONG-TERM COMPENSATION               ($)
                                                 -------------------             -------------------------------------- ------------
                                                                                           AWARDS             PAYOUTS
                                                                                 -----------------------    -----------
                                                                                 RESTRICTED                  LONG-TERM
                                                                                    STOCK                 INCENTIVE PLAN
NAME AND PRINCIPAL POSITION        YEAR    SALARY ($)   BONUS ($)   OTHER ($)   AWARD(S) ($)   OPTIONS (#)  PAYOUTS ($)
--------------------------------------      ---------   ---------   --------     ----------    ----------   -----------
Joseph F. Paquette, Jr. (A)         1995     497,614      400,119      0              0            50,000     219,000         0
  Chairman of the Board             1994     485,332      305,670      0              0            50,000          0          0
                                    1993     425,534      403,262      0              0            40,000          0          0
Corbin A. McNeill, Jr. (B)          1995     444,986      272,675      0              0            50,000     153,300         0
  President and Chief               1994     379,386      135,857      0              0            30,000          0          0
  Executive Officer                 1993     350,990      186,697      0              0            24,000          0          0
William L. Bardeen                  1995     314,010      109,388      0              0            20,000     139,525         0
  Senior Vice President             1994     304,532       88,072      0              0            20,000          0          0
  and Group Executive,              1993     292,319      115,372      0              0            15,000          0          0
  Consumer Energy
  Services Group
James W. Durham (C)                 1995     273,992      119,591      0              0            20,000      76,650         0
  Senior Vice President             1994     262,757       83,712      0              0            20,000          0          0
  and General Counsel               1993     253,222       97,781      0              0            15,000          0          0
Dickinson M. Smith                  1995     264,495      117,335      0              0            20,000      76,650         0
  President,                        1994     236,298       87,200      0              0            20,000          0          0
  PECO Nuclear Generation           1993     220,502       85,558      0              0            15,000          0          0
  and Chief Nuclear Officer
Kenneth G. Lawrence (D)             1995     209,874      114,807      0              0            20,000      58,425         0
  Senior Vice President,            1994     185,873       74,071      0              0            20,000          0          0
  Finance and Chief                 1993     154,466       52,783      0              0             8,000          0          0
  Financial Officer


(A) Mr. Paquette served as Chief Executive Officer of the Company until April 12, 1995.
(B) Mr. McNeill became Chief Executive Officer of the Company, effective April 12, 1995.
(C) Mr. Durham was granted a restricted stock award of 500 Common Shares on February 25, 1991 valued at $19.50 per share, the closing price of the Company's Common Stock on that day. The shares vest at the rate of 100 shares per year beginning February 25, 1992. On December 31, 1995, Mr. Durham held 100 restricted shares of the Company's Common Stock valued at $1,950. Dividends are paid on these shares.
(D) Mr. Lawrence was granted a restricted stock award of 500 Common Shares on February 25, 1991 valued at $19.50 per share, the closing price of the Company's Common Stock on that day. The shares vest at the rate of 100 shares per year beginning February 25, 1992. On December 31, 1995, Mr. Lawrence held 100 restricted shares of the Company's Common Stock valued at $1,950. Dividends are paid on these shares.

                              OPTION GRANTS IN 1995

                                                                                         GRANT DATE
                                                  INDIVIDUAL GRANTS                         VALUE
                                                ---------------------                    ----------
                                   NUMBER         % OF
                                     OF           TOTAL                                     GRANT
                                 SECURITIES      OPTIONS    EXERCISE                        DATE
                                 UNDERLYING    GRANTED TO    OR BASE        EXPIRA-        PRESENT
                                   OPTIONS      EMPLOYEES    PRICE           TION           VALUE
NAME                            GRANTED(#)(A)    IN 1995     ($/SH)          DATE          ($)(B)
----                            ------------   ----------  ----------    ------------    ----------
Joseph F. Paquette, Jr.            50,000          5.9%       $26.125      2/25/05         $166,547
  Chairman of the Board
Corbin A. McNeill, Jr.             50,000          5.9         26.125      2/25/05          166,547
  President and Chief
  Executive Officer
William L. Bardeen                 20,000          2.4         26.125      2/25/05           66,619
  Senior Vice President
  and Group Executive,
  Consumer Energy
  Services Group
James W. Durham                    20,000          2.4         26.125      2/25/05           66,619
  Senior Vice President
  and General Counsel
Dickinson M. Smith                 20,000          2.4         26.125      2/25/05           66,619
  President,
  PECO Nuclear and
  Chief Nuclear Officer
Kenneth G. Lawrence                20,000          2.4         26.125      2/25/05           66,619
  Senior Vice President,
  Finance and Chief
  Financial Officer

(A) An equal number of dividend equivalent units were granted in 1995 in conjunction with stock options. For further information regarding dividend equivalent units, see the Compensation Committee Report--Long-Term Incentive Plan.

(B) Values indicated are an estimate based on the Black-Scholes option pricing model. Dividend equivalent units, which were granted in 1995, are not considered in the Black-Scholes option pricing model. Although executives face uncertain risks of forfeiture, these risks are not factored into the calculated values. The actual value realized will be determined by the excess of the stock price over the exercise price on the date the option is exercised. There is no certainty the actual value realized will be at or near the value estimated by the Black-Scholes option pricing model.

    Assumptions used for the Black-Scholes model are as of December 31, 1995 and are as follows:

         Risk-free interest rate                     5.71%
         Volatility                                   .1674
         Dividend yield                              5.48%
         Time of exercise                           10 years

                       AGGREGATED OPTION EXERCISES IN 1995
                     AND OPTION VALUES AT DECEMBER 31, 1995

                                                                    SECURITIES
                                                                    UNDERLYING        VALUE OF
                                                                     NUMBER OF       UNEXERCISED
                                                                    UNEXERCISED     IN-THE-MONEY
                                                                    OPTIONS AT       OPTIONS AT
                                                                     12/31/95        12/31/95(1)
                                    SHARES
                                   ACQUIRED                             (#)              ($)
                                      ON             VALUE          EXERCISABLE      EXERCISABLE
NAME                             EXERCISE (#)    REALIZED ($)      UNEXERCISABLE    UNEXERCISABLE
-----                             -----------     ----------      --------------   --------------
Joseph F. Paquette, Jr.            60,499           $517,269      E     190,000     E     $ 645,000
  Chairman of the Board                                           U      50,000     U       200,000

Corbin A. McNeill, Jr.                 0                  0       E     198,500     E     1,210,438
  President and Chief                                             U      50,000     U       200,000
  Executive Officer

William L. Bardeen                10,000             45,000       E      35,000     E        72,500
  Senior Vice President                                           U      20,000     U        80,000
  and Group Executive,
  Consumer Energy
  Services Group

James W. Durham                        0                  0       E      70,000     E       234,375
  Senior Vice President                                           U      20,000     U        80,000
  and General Counsel

Dickinson M. Smith                     0                  0       E     124,753     E       819,574
  President,                                                      U      20,000     U        80,000
  PECO Nuclear and
  Chief Nuclear Officer

Kenneth G. Lawrence                    0                  0       E      38,000     E       115,250
  Senior Vice President,                                          U      20,000     U        80,000
  Finance and Chief
  Financial Officer

-------------------
(1) Market value of underlying securities at the year-end price of $30.125 per share, minus the value of underlying securities at the exercise or base price. All options whose exercise or base price exceeds the market value are valued at zero.

             EXECUTIVE COMPENSATION -- COMPENSATION COMMITTEE REPORT


EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding executives for achieving levels of operational excellence and financial returns which insure positive short-term and long-term business performance and continual growth in shareholder value. The Board of Directors believes that the Company's overall compensation program must be competitive in order to attract and retain the qualified individuals necessary to manage the Company and address the significant challenges facing the Company and the industry.

     The compensation program for executives consists of base salary, annual incentive and long-term incentive components. The combination of these elements balances short-term and long-term business performance goals and aligns executive financial rewards with those of the Company's shareholders.

     Annual incentive awards are earned based on the Company's financial and operational results in comparison to goals established at the start of the year. See "Management Incentive Compensation Plan."

     Long-term incentive awards in the form of stock options and dividend equivalents relate directly to increases in shareholder value, which determines any economic gain for executives. See "Long-Term Incentive Plan."

     The compensation levels of the Company's officers are reviewed each year by a nationally recognized, independent compensation consulting firm, and the results are presented to the Compensation Committee of the Board of Directors. The Compensation Committee makes its decisions on officer salary levels based upon the consultants' evaluations and other factors, such as the individual's performance and the Company's financial condition. These decisions, except for certain decisions under the Long-Term Incentive Plan, are reviewed by the full Board. Among other things, the independent consulting firm compares officer compensation levels to those of other electric and gas utilities. The latest comparison continues to verify that the Company's executive compensation levels are competitive within the utility industry and are below the levels typically found in general industry. While Mr. Paquette's total compensation is generally comparable to CEO compensation levels of similarly sized utilities in the survey, Mr. McNeill's total compensation is below such levels.

     Under the transition rules outlined in the Omnibus Budget Reconciliation Act of 1993, the Company is in compliance with Section 162(m) governing the deductibility for federal income tax purposes of the compensation paid to executive officers. The Company will make every effort to maximize deductions within this cap; however, the Company reserves the right to make adjustments based on competitive pay levels or necessitated by other unforeseen circumstances.

EXECUTIVE SALARIES

     Executive salaries are established at competitive levels based upon survey information from other comparably sized major electric and gas utility companies, including a majority of the companies in the Dow Jones Utility Average. Executive salaries correspond to approximately the median salaries of comparable executives of the companies in the survey. The base pay levels indicated in the Summary Compensation Table include annual salary increases granted in 1995 to the officers in the Table, excluding the Chairman. A greater portion of Messrs. Paquette's and McNeill's compensation is linked to the performance of the Company. As a result, Messrs. Paquette's and McNeill's salaries continue to be below competitive levels, i.e., their salaries are below the median salary level of CEOs of comparably sized utilities. The salaries of all executive level positions are reviewed by a nationally recognized, independent compensation consulting firm, to ensure the comparable salary data is valid and appropriate.


MANAGEMENT INCENTIVE COMPENSATION PLAN

     In 1988, the Board of Directors established a Management Incentive Compensation Plan (Management Plan) for individuals in the upper levels of management. The Management Plan replaced a previous incentive compensation plan. The bonuses paid under the Management Plan are targeted at the 75th percentile of major electric utilities, which is consistent with median bonuses paid in general industry. Each year, a participant is assigned a base bonus percentage which is directly related to the participant's position. Each participant's base bonus percentage is determined by using bonus percentage data of comparably sized utilities gathered from surveys and by the internal system of valuing PECO Energy positions. This base bonus percentage is then multiplied by a Company goals multiplier. This multiplier is a percentage based on the achievement of corporate goals for the Chairman and CEO and a combination of corporate, group and business unit or departmental goals for all other plan participants, established by the Board of Directors. This multiplier can range anywhere from 0% to a maximum of 125% if the Company and its business units/departments exceed these goals. This amount is then multiplied by an individual performance multiplier based on the participant's performance during the year, which can range anywhere from 0% to a maximum of 125% if the participant had exceptional job performance. The resulting percentage is multiplied by the midpoint of the participant's salary range, and the product equals the participant's bonus.

     Corporate, group and business unit or departmental goals are established based upon critical business factors necessary to achieve short-term and long-term strategic objectives. Although these measures may vary from year to year, they typically include earnings per share, total expenditures, safety and a measure relating to customer service objectives. A participant's individual performance is rated on individual achievement of pre-established goals which include and/or support the key business objectives.

     The goals used in determining Company performance for the 1995 Management Plan awards were: earnings per share, customer satisfaction and diversity. These goals accounted for 100% of the Company performance factor for the Chairman and CEO, and 65% to 75% of the Company performance factor for other executives and Management Plan participants. The remaining factors, which accounted for 25% to 35% of the Company performance factor for other executives and Management Plan participants consisted of: total expenditures and safety for the specific department or business unit, and specific departmental or business unit goals. The weighting of these factors for Messrs. Paquette and McNeill and the other executives listed in the Summary Compensation Table are as follows:

EXECUTIVE                        FACTORS                          WEIGHTING (%)
---------                        -------                          ------------
Chairman of the Board,           Corporate
Chief Executive Officer            Earnings Per Share             50%
                                   Customer Satisfaction          30
                                   Diversity                      20

Senior Vice President            Corporate                        65
and Group Executive,             Group                            15
Consumer Energy                    Total Expenditures
Services Group                     Safety
                                 Business Unit Goals              20

Senior Vice President            Corporate                        75
and General Counsel              Group                            15
                                   Total Expenditures
                                   Safety
                                 Business Unit Goals              10

President,                       Corporate                        65
PECO Nuclear and                 Group                            15
Chief Nuclear Officer              Total Expenditures
                                   Safety
                                 Departmental Goals               20

Senior Vice President,           Corporate                        75
Finance and Chief                Group                            15
Financial Officer                  Total Expenditures
                                   Safety
                                 Departmental Goals               10

     Consistent with the determination of awards for all participants, the Chairman's and Chief Executive Officer's 1995 Management Plan award shown in the Summary Compensation Table was based on a combination of corporate and individual performance. The Company performance for the 1995 Management Plan award was as follows: earnings per share and diversity exceeded target levels while customer satisfaction did not meet target levels. In addition to the financial and operating goals cited above, the bonus amounts in the Summary Compensation Table incorporate an evaluation of each officer's individual performance.

      In evaluating each of the Chairman's and CEO's individual performance, the Committee made an assessment of their leadership in achieving the Company's long-term strategies and business goals. In the judgment of the Committee, Messrs. Paquette and McNeill have made great progress in positioning the Company to adapt and succeed in an industry marked by rapid change. Specific factors taken into consideration were the Company's strong financial performance, development of strategic alternatives, pursuit of additional earnings opportunities in power marketing and telecommunications, and its response to significant operational challenges. In addition, the Committee considered Mr. McNeill's achievements in assuming the role of Chief Executive Officer and Mr. Paquette's strategic direction and leadership in his role as Chairman.


LONG-TERM INCENTIVE PLAN

     In 1989, the Board of Directors approved and the Company's shareholders ratified the Long-Term Incentive Plan (Incentive Plan). The types of long-term incentive awards which may be granted under the Incentive Plan are stock options to purchase shares of the Company's Common Stock, dividend equivalents and shares of restricted Common Stock.

     The combined value of stock options and dividend equivalents granted to the Chairman, CEO and other executives indicated on the Summary Compensation Table and the Option Grant Table are at levels competitive with other major utility companies. Stock options and dividend equivalents are granted to executives at approximately the mean level of grants to comparable executives at other major electric utility companies.

     The purpose of stock options is to reward executives for strategic and operational activities associated with growth in shareholder value, since the ultimate value to the executive is determined by share price appreciation. The individual receiving an option is entitled to purchase a share of the Company's Common Stock at a specified price (option exercise price) within a specified period of time. The option exercise price is equal to at least the closing price of the Company's Common Stock on the New York Stock Exchange as reported on the composite tape on the date of the grant or the last business day preceding the grant date, when applicable. Stock options granted under the Incentive Plan may not be exercised more than ten years after the date of the grant.

     Dividend equivalents are granted in conjunction with stock options in the first year of a three-year cycle; dividend equivalents were granted in 1995 to the Chairman, CEO and other executives in the Summary Compensation Table. Not all option grants include dividend equivalents. Dividend equivalents granted under the Incentive Plan provide the opportunity for the recipient to earn an amount equal to the dividends that would have been paid had the recipient acquired the shares underlying the options at the time the options were granted. All or a portion of the dividend equivalents are paid, as determined by the Compensation Committee, based on the Company's performance measured over a three-year period. For the performance period 1992 to 1994 (used to determine awards reported in the Summary Compensation Table under Long-Term Incentive Plan Payouts), the measure used to determine dividend equivalents paid is the Company's three-year total shareholder return measured against the three-year total shareholder return of a comparison group of companies consisting of the 50 largest investor-owned electric utilities, including a majority of the companies in the Dow Jones Utility Average. Total shareholder return (TSR) is defined as the sum of share price appreciation and dividends paid over the performance period as follows:

     (AVERAGE 12/94 STOCK PRICE-AVERAGE 12/91 STOCK PRICE) + CUMULATIVE 1992--1994 DIVIDENDS PAID
     --------------------------------------------------------------------------------------------
                                  AVERAGE 12/91 STOCK PRICE

     Dividend equivalent unit payouts are based on the following schedule:

      THE COMPANY'S THREE-YEAR               PERCENT OF ACCUMULATED
          TSR QUINTILE RANK                DIVIDEND EQUIVALENTS EARNED
      ------------------------             ---------------------------
                 1                                     100%
                 2                                      75
                 3                                      50
                 4                                      25
                 5                                       0

     For the 1992-1994 performance period, PECO Energy's three-year TSR ranking was in the third quintile as measured against the three-year TSR of the 50 largest investor-owned utilities. As a result, the dividend equivalent payout was 50% of the accumulated dividend equivalents earned for the 1992-1994 performance period.

     For the performance period 1995-1997, the dividend equivalent unit payout schedule has been adjusted to a more competitive scale. The revised scale allows for more upside earnings potential for above targeted competitive level performance while maintaining downside earnings penalties for below targeted competitive level performance. The comparison group of companies remains the 50 largest investor-owned electric utilities and the TSR calculation differs only in relation to using share price appreciation and dividends paid over the 1995-1997 performance period. For 1995-1997, the dividend equivalent unit payouts will be based on the following schedule:

     THE COMPANY'S THREE-YEAR                PERCENT OF ACCUMULATED
          TSR QUINTILE RANK                DIVIDEND EQUIVALENTS EARNED
     ------------------------              ---------------------------
                 1                                     150%
                 2                                     125
                 3                                     100
                 4                                      50
                 5                                       0

     Restricted stock awards are shares of Common Stock subject to limitation on their sale, transfer or pledge until the expiration of a restriction period of not less than 12 months as determined by the Compensation Committee at the time of the grant. During the restriction period, the recipient of an award is entitled to receive dividends and vote the shares of restricted stock. After the restriction period, the shares will be distributed to the recipient. As indicated in the Summary Compensation Table, restricted stock has been used sparingly, awarded only at the conclusion of a highly unusual accomplishment of major importance.

SHAREHOLDER RETURN COMPARISON COMPANIES VERSUS
EXECUTIVE COMPENSATION COMPARISON COMPANIES

     Although the companies used for these two purposes are substantially the same, they do differ slightly. The shareholder return comparison companies are those included in the Dow Jones Utility Average. Those companies used for executive pay comparisons are major electric utilities participating in the Edison Electric Institute compensation surveys, the most commonly recognized, accepted and reliable source of compensation data for electric utilities. Performance comparison for the Incentive Plan purposes is the 50 largest investor owned electric utilities. Seventy percent of the companies in the Dow Jones Utility Average (excluding PECO Energy) are used for executive compensation and performance compensation purposes.


COMPARISON OF CUMULATIVE SHAREHOLDER RETURN

     As noted on the graph shown on page 19, an investment of $100 in the Company's Common Stock on December 31, 1990 would have grown in value to $221, assuming reinvestment of dividends, at December 31, 1995. For the five-year period ending December 31, 1995, the total cumulative return for holders of the Company's Common Stock amounted to 121%, or the equivalent of 17.2% per year compounded. That return significantly exceeded the comparable Dow Jones Utility Average and was marginally above the return of the Standard & Poor's 500 Stock Index.


Compensation Committee

     J. A. Hagen (Chairman)
     N. G. Harris
     J. C. Ladd
     R. Rubin
     R. Subin



                                 *     *     *

                          SHAREHOLDER RETURN COMPARISON

     Shown below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and the Dow Jones Utility Average for the period 1991 through 1995.







                                 [INSERT GRAPH]









------------------------------------------------------------------------------------------------
                                                         DECEMBER 31,
                               -----------------------------------------------------------------
                                   1990       1991       1992        1993       1994        1995
------------------------------------------------------------------------------------------------
   PECO Energy Company             $100       $152       $162        $197       $169        $221
------------------------------------------------------------------------------------------------
   S & P 500 Stock Index           $100       $130       $140        $155       $157        $215
------------------------------------------------------------------------------------------------
   Dow Jones Utility Average       $100       $115       $120        $131       $111        $147
------------------------------------------------------------------------------------------------

Assumptions:

      1. $100 invested on December 31, 1990 in PECO Energy Company Common Stock, S&P 500 Stock Index and Dow Jones Utility Average.

      2. All dividends are reinvested.


                                 *     *     *

     RETIREMENT PLANS. The following table shows the estimated annual retirement benefit payable on a straight-life annuity basis to participating employees, including officers, in the earnings and year of service classifications indicated, under the Company's non-contributory retirement plans. The amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.

                                                     PENSION PLAN TABLE
                             -----------------------------------------------------------------------
        AVERAGE ANNUAL                                YEARS OF SERVICE
       COMPENSATION FOR      -----------------------------------------------------------------------
     HIGHEST CONSECUTIVE
          FIVE YEARS          10 YEARS   15 YEARS   20 YEARS 25 YEARS   30 YEARS  35 YEARS  40 YEARS
    -----------------------  -----------------------------------------------------------------------
           $ 100,000         $ 19,593    $ 26,889  $ 34,186  $ 41,482  $ 48,778   $ 56,075 $ 63,371
             200,000           40,093      55,139    70,186    85,232   100,278    115,325  130,371
             300,000           60,593      83,389   106,186   128,982   151,778    174,575  197,371
             400,000           81,092     111,639   142,186   172,732   203,278    233,825  264,371
             500,000          101,593     139,889   178,186   216,482   254,778    293,075  331,371
             600,000          122,093     168,139   214,186   260,232   306,278    352,325  398,371
             700,000          142,593     196,389   250,186   303,982   357,778    411,575  465,371
             800,000          163,093     224,639   286,186   347,732   409,278    470,825  532,371
             900,000          183,593     252,889   322,186   391,482   460,778    530,075  599,371
           1,000,000          204,093     281,139   358,186   435,232   512,278    589,328  666,371

     Covered compensation includes salary and bonus which is disclosed in the Summary Compensation Table on page 10 for the six named executive officers. The calculation of retirement benefits under the plans is based upon average earnings for the highest consecutive five-year period.

     Messrs. Paquette, McNeill, Bardeen, Durham, Smith and Lawrence have 38, 28, 4, 14, 16 and 26 credited years of service, respectively, under the Company's pension program. If Mr. Bardeen completes five years of continuous employment with the Company, then, upon his retirement, his service with the Company for purposes of calculating his benefits under the Company's pension program will be increased by 20 years. Mr. Durham and Mr. Smith are being granted one year of additional service, for purposes of calculating their benefits under the Company's pension program, for each year of service up to a maximum of 10 additional years.

     The Internal Revenue Code of 1986, as amended, limits the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has supplemental plans which authorize the payment out of general funds of the Company of any benefits calculated under provisions of the applicable retirement plan which may be above these limits.

     CHANGE-OF-CONTROL AGREEMENTS. The Company has entered into change-of-control agreements with most of its executive officers, including the individuals named in the Summary Compensation Table. The purpose of the agreements is to assure the objective judgment, and to retain the loyalties, of key executives when the Company is faced with a potential change of control by providing for a continuation of compensation (salary and bonus), health and other benefits for a two-year period, and, for certain officers, a minimum of twenty years of credited service under the Company's deferred compensation and supplemental pension benefit plans for purposes of determining the officer's pension, if an officer's employment is terminated within three years after a Change of Control.

     Change of Control is defined as (a) the purchase or other acquisition of 20% or more of either the outstanding shares of common stock or the combined voting power of the Company's then-outstanding voting securities; (b) the approval by the shareholders of a reorganization, merger, or consolidation, in which the existing shareholders do not own more than 50% of the new company; or
(c) a change of 25% of the membership of the Board of Directors within a twelve-month period unless approved by 85% of the pre-change directors still in office.

     In addition, the Company's Long-Term Incentive Compensation Plan provides that in the event of a change of control, restrictions on participant stock options and restricted stock grants lapse. The Company has also entered into two trust agreements to provide for the payment of retirement benefits and deferred compensation benefits of directors and officers that include provisions requiring full funding in the event of a change of control.


                                 *     *     *

                  PROPOSAL 2. APPOINTMENT OF AUDITORS FOR 1996

     The Board of Directors, subject to the approval of the shareholders, has appointed Coopers & Lybrand L.L.P., independent certified public accountants, as the auditors of the Company for the year 1996. Unless otherwise directed, proxies will be voted "FOR" approval of this appointment.

     Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting.

     A representative of Coopers & Lybrand will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement, if that representative so desires.


                                 *     *     *

                       PROPOSAL 3. SHAREHOLDER PROPOSAL A

     A shareholder of the Company has advised the Company that he will submit the proposal set forth below at the Annual Meeting. The name and address of the proponent and the number of shares held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of an oral or written request.


                              SHAREHOLDER PROPOSAL

     Resolved that PECO Energy Company (PECO) adopt the following policy: That no lawyer shall be selected for the PECO slate of endorsed candidates for director that either directly or indirectly derives any compensation from any law firm that provides legal services to PECO.


                       SHAREHOLDER'S STATEMENT OF SUPPORT

     Board Members have the duty of undivided loyalty to PECO. There is an ample pool of candidates qualified to serve on PECO's Board without conflicts of interest. Lawyer Board Members that derive compensation from the providing of legal services to PECO raise questions of conflict of interest including:

      1. Can such a director be a vigorous advocate of policies designed to reduce legal expenses by using internal legal staff to the fullest extent possible, settling cases instead of litigation, choosing the most cost effective law firms and strictly monitoring activities and billing when external counsel must be used?

      2. Can such a director be relied on to prudently limit top managements salaries, stock options and other perquisites, when offending top management by such limitation could result in an end to income derived from providing legal services to PECO?

     PECO has a history of lawyer directors whose law firms provide legal services to PECO. The proponent of this resolution has asked the PECO Board and its Chairman to stop this practice at a number of recent annual meetings without success. PECO shareholders should vote for this resolution.

                        BOARD OF DIRECTORS' STATEMENT IN
                       OPPOSITION TO SHAREHOLDER PROPOSAL:

     The Board of Directors recommends that shareholders vote "AGAINST" this proposal. This proposal seeks to impose what the Board believes to be an arbitrary and unnecessary policy relating to director selection. An identical proposal was submitted to shareholders at the prior two Annual Meetings of Shareholders and was disapproved, with only 12.4% and 13.9% of the vote cast in favor. The Nominating Committee of the Board selects as nominees only those persons who the Committee believes are well qualified to serve as directors. It weighs, on a case by case basis, the potential contribution it believes a potential nominee will make to PECO Energy. This "case-by-case" approach is consistent with the approach adopted by the New York Stock Exchange.

     The Board has a policy that a director shall not enter into transactions with the Company without first disclosing the individual transaction and obtaining advance approval by the Board of Directors. The Board believes that it is in the best interests of the Company and its shareholders to maintain the ability to utilize the business services of individual Board members.

     The Board believes, as a general matter, that any proposal which, like this proposal, seeks to impose rigid eligibility requirements for director nominations is not in the best interests of shareholders because such requirements restrict, rather than enhance, the Company's ability to identify the most qualified persons to serve as directors.

     For these reasons, the Board recommends a vote "AGAINST" the shareholder's proposal. The affirmative vote of the holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy is required for the adoption of this proposal. Unless otherwise directed, proxies will be voted "AGAINST" adoption of this shareholder's proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting.


                                 *     *     *

                       PROPOSAL 4. SHAREHOLDER PROPOSAL B

         A shareholder of the Company has advised the Company that she will submit the proposal set forth below at the Annual Meeting. The name and address of the proponent and the number of shares held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of an oral or written request.


                              SHAREHOLDER PROPOSAL

         Resolved that PECO ENERGY  COMPANY  (PECO) adopt the following  policy:
That there shall be term limits for members of the Board of Directors of PECO and such term limits shall not exceed six years.


                       SHAREHOLDER'S STATEMENT OF SUPPORT

         PECO has a history of having an unlimited term of service for the members of its Board of Directors. The practice allows Board Members to continue to serve regardless of the record of performance in directing the company's affairs.

         Limiting the term of service will allow for regular replenishment of the Board composition with opportunity for new expertise, ideas and perspectives to help insure the continued viability and growth of the company.

         This resolution is consistent with trends in the country to limit terms of office of members of the United States Congress and other governing bodies. The proponent believes that implementation of this proposal will allow PECO to be guided by a continual infusion of new people bringing in new ideas and expertise to guide the company in its strategic planning and financial and business decision making. This should benefit PECO employees, shareholders and customers by allocating our resources in the most effective and constructive manner.


                        BOARD OF DIRECTORS' STATEMENT IN
                       OPPOSITION TO SHAREHOLDER PROPOSAL:

     The Board of Directors recommends that shareholders vote "AGAINST" this proposal.

     The Board of Directors believes that the familiarity with and understanding of the Company achieved through continuity of service are assets which enhance directors' contributions to the Company. Arbitrarily limiting directors' service would deprive the Company of the insights directors have gained into the Company's business, strategies and policies. It is this insight that is especially vital now as the electric utility industry faces the prospect of competition. In addition, arbitrarily disqualifying those directors who have served for six years deprives PECO Energy shareholders of the opportunity to evaluate and vote for or against those directors on the basis of merit.

     The Nominating Committee of the Board of Directors, which is composed entirely of independent directors, reviews and recommends director nominees for consideration by the full Board of Directors. The Board of Directors, in turn, recommends for shareholder consideration and approval a slate of director nominees who are selected because of their experience, diversity and contribution to the Company. In addition, the Board policy governing directors' retirement (at age 70) and the Company's Bylaw provision allowing the number of directors to be varied, assure ample opportunity to add new directors with new expertise, ideas and perspectives.

     Currently, the average tenure of the Company's 15 directors is 9.8 years, and 13 of the 15 directors have served six or more years. The Board of Directors believes that a restriction on the number of years of director service is unnecessary and would deprive the Company of experienced oversight, promote needless turnover of directors, and weaken the Company's present effective system of governance.

     For these reasons, the Board recommends a vote "AGAINST" the shareholder's proposal. The affirmative vote of the holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy is required for the adoption of this proposal. Unless otherwise directed, proxies will be voted "AGAINST" adoption of this shareholder's proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting.

                                  *     *     *


                                  OTHER MATTERS

     Other than the foregoing, the Board of Directors knows of no other matters which will be presented at the Annual Meeting for action by the shareholders. Nevertheless, if any other matters properly come before the Meeting, or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the persons acting by authorization of the proxies.

                                  *     *     *


                    DEADLINE FOR FILING SHAREHOLDER PROPOSALS
                             FOR 1997 ANNUAL MEETING

     Proposals intended for inclusion in next year's proxy statement should be sent to the Corporate Secretary of the Company at 2301 Market Street, P.O. Box 8699, Philadelphia, PA, 19101-8699, and must be received by November 4, 1996.


                                  *     *     *

                    VALLEY FORGE CONVENTION CENTER DIRECTIONS

BY CAR: FROM PHILADELPHIA: Take the Schuylkill Expressway to Exit 25 (Mall Boulevard). Bear right at first light onto Mall Boulevard. Turn right at next light onto North Gulph Road and proceed approximately 11/2 miles to the fourth traffic light at First Avenue. The Valley Forge Convention Plaza sign is on the right. (See entrance instructions on following page.)

              FROM PENNSYLVANIA TURNPIKE: Take Turnpike Exit 24 (Valley Forge).Take first exit immediately after toll (Exit 25 --Valley Forge) to North Gulph Road and proceed approximately 11/2 miles to the fourth traffic light at First Avenue. The Valley Forge Convention Plaza sign is on the right. (See entrance instructions on following page.)

              FROM ROUTE 202: Take Pottstown Exit (422 West) to first exit (Bridgeport -- Route 23 East) and proceed east on Route 23 (Valley Forge Road). Turn right at first light onto Moore Road. Turn right at next light onto First Avenue. Proceed to next light and turn right onto North Gulph Road. The Valley Forge Convention Plaza sign is on the right. (See entrance instructions on following page.)

              FROM ROUTE 422 EAST: Take King of Prussia Industrial Park Exit to light and turn left onto North Gulph Road. The Valley Forge Convention Plaza sign will be on the right, after the turn. (See entrance instructions on following page.)

BY BUS: SEPTA (215-580-7800): Route 125 bus departs daily from Center City Philadelphia at both 16th Street and JFK Boulevard and at the 29th Street side of 30th Street Station. The bus stops at the Sheraton Plaza Hotel.





                                  [INSERT MAP]

                              ENTRANCE INSTRUCTIONS

     From the traffic light at the intersection of North Gulph Road and First Avenue, proceed on North Gulph Road to the second entrance on the right, approximately 150 yards. Turn right at that entrance and immediately turn left into the large parking lot. Proceed past the Sheraton Plaza Hotel main entrance level to the next entrance at a lower level. Inside the building follow the directions to the meeting location. This entrance is easily accessible for the handicapped.





                                  [INSERT MAP]